EXHIBIT 99.2

                               FINANCIAL GUIDANCE

In our third quarter 2005 Earnings Conference Call to be held at 2:00 P.M. (EDT) on August 25, 2005, we will provide the following guidance regarding our expected results of operations for our fourth quarter and fiscal year ending October 31, 2005 and an overview of fiscal 2006 expectations. These forecasts are subject to many risks, uncertainties and assumptions and may vary significantly from the actual results, as further noted below. Information with respect to quarterly data is subject to even greater fluctuation and risk. We undertake no obligation to publicly update the information provided due to changes in economic conditions, future events or otherwise. However, any further disclosures made on related subjects in our subsequent filings, releases or presentations should be consulted. We suggest that you listen to the conference call in its entirety. The conference call in its entirety can be heard via the Investor Relations portion of our website, www.tollbrothers.com, until approximately October 31, 2005.

For ease of reference, we have included the actual results for each of the four fiscal quarters and for the full fiscal year of 2004 and for the quarters ended January 31, 2005, April 30, 2005 and July 31, 2005. The columns designated as "Low" and "High" represents the low and high ends of the ranges of the estimated unit deliveries, average price, home building gross margins as a percentage of home building revenues and selling, general and administrative expenses ("SG&A") as a percentage of total revenues expected for fiscal 2005. We expect that the results of operations will be somewhere in between the low end and the high end of the ranges provided.

UNIT DELIVERIES OF HOMES AND THE AVERAGE DELIVERED PRICES in fiscal 2005 are expected to be:

                                                               Unit Deliveries
                                         -------------------------------------------------------------
                                                                               2005 Estimated
                                             2004            2005       ------------------------------
                                            Actual          Actual           Low            High
                                         --------------  -------------- --------------  --------------
Quarter ended January 31                      1,085           1,590
Quarter ended April 30                        1,463           1,912
Quarter ended July 31                         1,684           2,310
Quarter ended October 31                      2,395                        2,750           2,850
Year                                          6,627                        8,562           8,662

                                                                Average Price
                                         -------------------------------------------------------------
                                                                                2005 Estimated
                                             2004            2005       ------------------------------
                                            Actual          Actual           Low            High
                                         --------------  -------------- --------------  --------------
Quarter ended January 31                    $543,389        $622,074
Quarter ended April 30                      $556,602        $641,212
Quarter ended July 31                       $588,637        $665,151
Quarter ended October 31                    $603,048                       $675,000        $685,000
Year                                        $579,365                       $655,000        $658,500


HOME BUILDING GROSS MARGINS as a percentage of home building revenues in fiscal 2005 are expected to be:

                                                                                         2005 Estimated
                                                   2004             2005         -------------------------------
                                                  Actual           Actual             Low             High
                                               -------------    --------------   --------------   --------------
Quarter ended January 31                          28.35%            30.70%
Quarter ended April 30                            28.21%            32.25%
Quarter ended July 31                             28.43%            33.37%
Quarter ended October 31                          28.63%                            31.75%           32.00%
Year                                              28.45%                            32.10%           32.20%


LAND SALES REVENUES AND GROSS MARGINS for fiscal 2005 are expected to be approximately:

                                                             2004               2005               2005
                                                            Actual             Actual            Estimated
                                                        ----------------   ----------------   ----------------
                                                                           (In thousands)
Revenue
-------------------------------------------------
Quarter ended January 31                                     $5,987             $1,225
Quarter ended April 30                                       $2,011             $9,800
Quarter ended July 31                                       $12,940            $10,583
Quarter ended October 31                                     $1,553                               $10,000
Year                                                        $22,491                               $31,600

                                                             2004               2005               2005
                                                            Actual             Actual            Estimated
                                                        ----------------   ----------------   ----------------
Gross Margin
-------------------------------------------------
Quarter ended January 31                                     11.42%             36.41%
Quarter ended April 30                                       25.26%             45.76%
Quarter ended July 31                                        41.97%              9.18%
Quarter ended October 31                                      5.99%                                20.00%
Year                                                         29.86%                                25.00%


INCOME FROM UNCONSOLIDATED ENTITIES for fiscal 2005 is expected to be approximately:

                                                         2004                2005                2005
                                                        Actual              Actual             Estimated
                                                    ----------------    ----------------    ----------------
                                                                        (In thousands)
Quarter ended January 31                                       $665              $1,935
Quarter ended April 30                                         $729              $3,373
Quarter ended July 31                                        $5,551              $4,231
Quarter ended October 31                                     $8,786                             $10,000
Year                                                        $15,731                             $19,500


OTHER INCOME for fiscal 2005 is expected to be approximately:


                                                         2004               2005              2005
                                                        Actual             Actual           Estimated
                                                    ---------------    ---------------   ----------------
                                                                       (In thousands)
Quarter ended January 31                                 $1,683             $6,883
Quarter ended April 30                                   $2,436             $9,109
Quarter ended July 31                                    $3,364            $10,583
Quarter ended October 31                                 $7,937                             $9,000
Year                                                    $15,420                            $35,600




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


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES as a percentage of total revenues in fiscal 2005 are expected to be:

                                                                                        2005 Estimated
                                             2004                2005          ----------------------------------
                                            Actual              Actual              Low                High
                                        ----------------   -----------------   ---------------    ---------------
Quarter ended January 31                         12.82%              10.72%
Quarter ended April 30                           10.97%               9.32%
Quarter ended July 31                            10.23%               8.09%
Quarter ended October 31                          7.58%                               7.75%           7.50%
Year                                              9.79%                               8.70%           8.60%


INTEREST EXPENSE as a percentage of total revenues for fiscal 2005 is expected to be:

                                               2004            2005           2005
                                              Actual          Actual         Estimated
                                            ------------    ------------   ------------
Quarter ended January 31                      2.43%           2.18%
Quarter ended April 30                        2.59%           2.25%
Quarter ended July 31                         2.39%           2.28%
Quarter ended October 31                      2.28%                          2.30%
Year                                          2.40%                          2.25%


In the quarter ended July 31, 2005, the Company redeemed all of its $100 million of 8% Senior Subordinated Notes due 2009 and repaid all of its $222.5 million bank term loan due July 2005. The Company incurred a pre-tax charge of approximately $4.1 million in the quarter ended July 31, 2005.


Our effective income tax rate as a percentage of income before taxes for fiscal 2005 is expected to be:

                                               2004            2005            2005
                                              Actual          Actual           Estimated
                                            ------------    ------------   --------------
Quarter ended January 31                       36.58%          40.11%
Quarter ended April 30                         36.75%          36.48%
Quarter ended July 31                          36.83%          40.56%
Quarter ended October 31                       36.89%                          39.00%
Year                                           36.81%                          39.10%


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



In-the-money stock options are included in shares outstanding using the "treasury stock method" for calculating common stock equivalents. Because we will issue shares under our Cash Bonus Program, assumed that our stock price will increase during fiscal 2005, and expect that options will be exercised, we expect that the number of shares used to determine earnings per share will increase in fiscal 2005 as compared to 2004. The shares stated below have been adjusted to reflect a two-for-one stock split distributed in the form of a stock dividend on July 8, 2005. We estimate the share count for determining diluted earnings per share for the quarter ending October 31, 2005 and for the fiscal year ending October 31, 2005 to be:

                                                 2004              2005            2005
                                                Actual            Actual         Estimated
                                            ---------------   ---------------   ------------
                                                            (in thousands)
Quarter ended January 31                           161,637           166,084
Quarter ended April 30                             162,853           169,352
Quarter ended July 31                              161,841           169,843
Quarter ended October 31                           162,998                          171,000
Year                                               162,332                          169,100


OVERVIEW OF FISCAL 2006

In fiscal 2006, we expect unit deliveries to be between 10,200 and 10,600 homes and the average delivered price will be approximately $665,000. For the quarter ending January 31, 2006, deliveries are expected to be between 1,900 and 2,100 homes with an average delivered price of approximately $640,000. In addition, we expect net income to grow approximately 20% in fiscal 2006 as compared to fiscal 2005.


FORWARD LOOKING STATEMENT

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


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